UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 14, 2008

GoAmerica, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-29359	22-3693371
(State or Other Jurisdiction of InCompany)	(Commission File Number)	(I.R.S. Employer Identification No.)

433 Hackensack Avenue

Hackensack, NJ 07601

(Address of principal executive offices) (Zip code)

(201) 996-1717

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 2.02.	Results of Operations and Financial Condition

On November 14, 2008, GoAmerica, Inc. issued a press release announcing its financial results for the quarter ended September 30, 2008. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

In its press release dated November 14, 2008, the Registrant used a non-GAAP financial measure in the form of EBITDA:

EBITDA is defined as net income, plus income taxes, net interest expense and depreciation and amortization. EBITDA is not intended to represent cash flows from operations, cash flows from investing or cash flows from financing activities as defined by accounting principles generally accepted in the United States of America and should not be considered as an alternative to cash flow or a measure of liquidity or as an alternative to net earnings (loss) as indicative of operating performance. EBITDA is included because we believe that investors find it a useful tool for measuring our ability to service our debt.

EBITDA is reconciled to cash flows provided by (used in) operating activities, the most comparable measure under generally accepted accounting principles as follows:

Net Cash Flow from Operating Activities to EBITDA:
Net cash provided by (used in) operating activities	$7.6
Provision for Income Taxes	0.2
Interest Expense, net	5.1
Other, net	4.7

EBITDA	$17.6

Certain amounts have been reclassified to conform to the current presentation.

The information in this report, including the exhibit attached hereto, is intended to be furnished and shall not be deemed “filed” for the purposes of or otherwise subject to liabilities under Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed to be incorporated by reference into the filings of the company under the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release dated November 14, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GoAmerica, Inc.
(Registrant)

By:	/S/ MICHAEL J. PENDERGAST
Name:	Michael J. Pendergast
Title:	General Counsel & Corporate Secretary

Date: November 14, 2008

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated November 14, 2008.